SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 10, 2026

Date of Report (Date of earliest event reported)

UNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-12431	22-3282551
(Commission File Number)	(IRS Employer Identification No.)

64 Old Highway 22

Clinton, NJ 08809

(Address of Principal Executive Office)

(908) 730-7630

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UNTY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On September 10, 2026, Unity Bancorp, Inc. (the "Company") purchased approximately $27.6 million of transferable federal investment tax credits pursuant to Section 6418 of the Internal Revenue Code. The Company purchased the credits for approximately $25.1 million, representing a purchase price of approximately $0.91 per dollar of tax credit.

The Company intends to utilize the acquired tax credits primarily through a carry-back claim permitted under applicable federal tax laws. As a result, the Company currently expects to recognize a one-time reduction in income tax expense, and corresponding increase in net income, of approximately $2.5 million during the quarter ending September 30, 2026.

The Company obtained customary tax, legal and other third-party diligence in connection with the transaction and believes the investment is consistent with its strategy of prudently enhancing shareholder value through selective tax-advantaged investments. Under applicable federal tax rules, the transferred tax credits remain subject to a five-year recapture period. The Company obtained customary contractual protections and other credit support designed to mitigate potential recapture-related losses.

Caution regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve known and unknown risks and uncertainties, many of which are outside of the Company’s control, and actual results may differ materially from those presented, either expressed or implied, in this Form 8-K. Important factors that could cause actual results to differ materially from those in forward-looking statements include those set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q under the headings “Risk Factors,” as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, results of regulatory exams, the impact of any health crisis or national disasters on the Company, its employees and customers, and the impact of uncertain or changing political conditions or any current or future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary, trade or regulatory policy, among other factors. Except as required by law, the Company does not undertake, and specifically disclaims any obligation, to revise or update any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Date: September 10, 2026
	By:	/s/ James Davies
James Davies
First Senior Vice President & Chief Financial Officer